Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

February 5, 2024

Banzai International, Inc.

435 Ericksen Ave, Suite 250

Bainbridge Island, Washington

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1, File No. 333-276307, filed by Banzai International, Inc. (f/k/a 7GC & Co. Holdings, Inc.), a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on December 28, 2023 (such Registration Statement on Form S-1, as amended, the “Registration Statement”), covering the registration of (a) the issuance of 12,082,923 shares of Class A common stock, $0.0001 par value per share, of the Company (“Class A Common Stock”), which consists of (i) up to 11,500,000 shares of Class A Common Stock (“Public Warrant Shares”) that are initially issuable upon the exercise of 11,500,000 warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share (the “Public Warrants”), originally issued in the initial public offering (the “IPO”) of Banzai’s predecessor, 7GC & Co. Holdings, Inc. (“7GC”), and (ii) up to 582,923 shares of Class A Common Stock (“Senior Convertible Note Shares”) that are issuable upon the conversion of those certain convertible promissory notes (the “Senior Convertible Notes”) dated as of February 19, 2021 and October 10, 2022, issued by Banzai Operating Co LLC (f/k/a Banzai International, Inc.), a Delaware corporation (“Legacy Banzai”), to CP BF Lending LLC and (b) the resale of up to 24,274,995 shares of Class A Common Stock (the “Selling Securityholder Shares”) by the selling securityholders named in the Registration Statement (the “Selling Securityholders”) which consists of (i) 4,173,499 shares of Class A Common Stock (the “Sponsor Shares”) originally issued in a private placement to 7GC’s sponsor, 7GC & Co. Holdings LLC, a Delaware limited liability company (the “Sponsor”), prior to the IPO, (ii) 100,000 shares of Class A Common Stock (“7GC Director Shares”) issued to Courtney Robinson, Kent Schofield, Patrick Eggen and Tripp Jones as consideration for their service as directors of 7GC prior to the consummation of the Business Combination (as defined below), (iii) 825,000 shares of Class A Common Stock (“Alco Notes Shares”) issued to Alco Investment Company (“Alco”) in satisfaction of certain Subordinated Promissory Notes issued by the Company to Alco on September 13, 2023 (the “Alco September 2023 Promissory Note”), November 2023 (the “Alco November 2023 Promissory Note”) and December 13, 2023 (the “New Alco Note” and, together with the Alco September 2023 Promissory Note and the Alco November 2023 Promissory Note, the “Alco Notes”) and pursuant to certain share transfer agreements (the “Share Transfer Agreements”), dated October 3, 2023, November 16, 2023 and December 13, 2023, by and among Alco, 7GC and Sponsor, (iv) 1,113,927 shares of Class A Common Stock (“Cantor Shares”) issued to Cantor Fitzgerald & Co. (“Cantor”)

Banzai International, Inc.

February 5, 2024

pursuant to a fee reduction agreement, dated November 8, 2023, by and between 7GC and Cantor, as amended by the amendment to fee reduction agreement, dated December 28, 2023 (as amended, the “Fee Reduction Agreement”), (v) 105,000 shares of Class A Common Stock (“Cohen Shares”) transferred by Sponsor to J.V.B. Financial Group, LLC acting through its Cohen & Company Capital Markets Division (“Cohen”) as consideration for a partial fee waiver by Cohen for advisory services provided in connection with the Business Combination pursuant to an engagement letter, dated June 14, 2023, as amended by an amendment to such engagement letter, dated December 12, 2023, and a second amendment, dated December 27, 2023 (as amended, the “Cohen Engagement Letter”), (vi) 396,501 shares of Class A Common Stock (“NRA Shares”) issued to certain Selling Securityholders as consideration for their entry into certain non-redemption agreements (the “Non-Redemption Agreements”) pursuant to which such Selling Securityholders agreed not to request redemption or to reverse any previously submitted redemption demand in connection with the Business Combination, (vii) 50,000 shares of Class A Common Stock (“Seaport Shares”) transferred by Sponsor to Seaport Global Securities LLC as consideration for advisory services provided in connection with the Business Combination pursuant to an engagement letter, dated November 30, 2023 (the “Seaport Engagement Letter”), (viii) 4,396,585 shares of Class A Common Stock (“Legacy Banzai Shares”) issued to certain equityholders of Legacy Banzai pursuant to that certain Agreement and Plan of Merger and Reorganization (the “Original Merger Agreement”), dated as of December 8, 2022, by and among 7GC, Legacy Banzai, 7GC Merger Sub I, Inc., a Delaware corporation and an indirect wholly owned subsidiary of 7GC, and 7GC Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of 7GC, as amended by the Amendment to Agreement and Plan of Merger, dated as of August 4, 2023, by and between 7GC and Legacy Banzai (together with the Original Merger Agreement, the “Merger Agreement”, and the transactions contemplated therein, the “Business Combination”), (ix) up to 890,611 shares of Class A Common Stock (“7GC Note Shares”) issued to Sponsor upon conversion of those certain unsecured convertible promissory notes (the “7GC Promissory Notes”), dated December 21, 2022 and October 3, 2023, issued by 7GC to the Sponsor, (x) 175,000 shares of Class A Common Stock (“Roth Shares” and together with the Sponsor Shares, 7GC Director Shares, Alco Notes Shares, Cantor Shares, Cohen Shares, NRA Shares, Seaport Shares, and the Legacy Banzai Shares and the 7GC Note Shares, the “Issued Shares”) issued to Roth Capital Partners, LLC (“Roth”) as consideration for advisory services provided in connection with the Business Combination pursuant to an engagement letter (the “Roth Engagement Letter”), dated October 13, 2022, by and between Banzai Operating Co LLC (f/k/a Banzai International, Inc.), a wholly-owned subsidiary of the Company, and Roth, and an engagement letter (the “MKM Engagement Letter”), dated October 14, 2022, by and between 7GC and MKM Partners, LLC, which was subsequently acquired by Roth, both such letters as amended by that certain addendum (together with the Roth Engagement Letter and the MKM Engagement Letter, the “Roth Agreements”), effective as of February 2, 2024, by and between the Company and Roth, (xi) 2,311,134 shares of Class A Common Stock (“Davy Shares”) underlying the 2,311,134 shares of Class B common stock, par value $0.0001 (“Class B Common Stock”), of the Company issued to Joseph

Banzai International, Inc.

February 5, 2024

Davy pursuant to the Merger Agreement, (xii) up to 582,923 Senior Convertible Note Shares, (xiii) up to 828,533 shares of Class A Common Stock (“GEM Warrant Shares” and, together with the Public Warrant Shares, the “Warrant Shares”) that are initially issuable upon the exercise, at an exercise price of $6.49 per share, of a warrant (the “GEM Warrant” and, together with the Public Warrants, the “Warrants”) originally issued in a private placement to GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (collectively, “GEM”), (xiv) up to 2,000,000 shares of Class A Common Stock (“GEM Note Shares”) that may be issued to GEM upon conversion of that certain promissory note (the “GEM Promissory Note”) issued in a private placement by the Company to GEM and convertible in the event the Company fails to timely make monthly payments to GEM pursuant to that certain settlement agreement, dated as of February 5, 2024, by and between the Company and GEM (the “GEM Settlement Agreement”), (xv) up to 5,726,282 shares of Class A Common Stock (“Yorkville Notes Shares” and, together with the Senior Convertible Note Shares, 7GC Note Shares, the GEM Note Shares and Davy Shares, the “Conversion Shares”) initially issuable upon conversion of those certain convertible promissory notes (each, a “Yorkville Promissory Note” and, collectively the “Yorkville Promissory Notes” and, together with the Senior Convertible Notes, the 7GC Promissory Notes and the GEM Promissory Note, the “Notes”) issued in a private placement by the Company to YA II PN, LTD, a Cayman Islands exempt limited partnership managed by Yorkville Advisors Global, LP (“Yorkville”), pursuant to a standby equity purchase agreement, dated December 14, 2023, by and between Legacy Banzai and Yorkville, as amended by that certain supplemental agreement (as amended, the “SEPA”), dated February 5, 2024, and (xvi) 600,000 shares of Class A Common Stock issuable to Roth pursuant to the Roth Agreements (the “Additional Roth Shares”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s second amended and restated certificate of incorporation (the “Certificate of Incorporation”), the Company’s second amended and restated bylaws (the “Bylaws”), the Warrant Agreement (the “Warrant Agreement”), dated December 22, 2020, by and between 7GC and the Continental Stock Transfer & Trust Company, as warrant agent, the Warrants, the Alco Notes, the Notes, the Share Transfer Agreements, the Fee Reduction Agreement, the Cohen Engagement Letter, the Non-Redemption Agreements, the Seaport Engagement Letter, the Merger Agreement, the Roth Agreements, the GEM Promissory Note, the GEM Settlement Agreement, and the SEPA (together with the Warrant Agreement, the Warrants, the Alco Notes, the Notes, the Share Transfer Agreements, the Fee Reduction Agreement, the Cohen Engagement Letter, the Non-Redemption Agreements, the Seaport Engagement Letter, the Merger Agreement, the Roth Agreements, the GEM Promissory Note and the GEM Settlement Agreement, the “Selling Securityholder Agreements”) and resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Selling Securityholder Agreements and the issuance by the Company of the Selling Securityholder Shares. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

Banzai International, Inc.

February 5, 2024

As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing and subject to the other qualifications and limitations set forth herein, we are of the opinion that:

1. The Issued Shares are validly issued, fully paid and non-assessable.

2. The Conversion Shares will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act, (ii) such shares shall have been duly issued and delivered upon conversion of the Notes or Class B Common Stock, as applicable, pursuant to the Notes, SEPA, the GEM Settlement Agreement, Merger Agreement and Certificate of Incorporation (as applicable) and (iii) certificates representing such shares issued pursuant to the Notes, SEPA, the GEM Settlement Agreement, Merger Agreement and Certificate of Incorporation (as applicable) shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the conversion price (as applicable) therefor or, if any such shares issued pursuant to the Notes, SEPA, the GEM Settlement Agreement, Merger Agreement and Certificate of Incorporation (as applicable) are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares to the purchasers thereof against payment of the conversion price therefor, all in accordance with the terms of the respective Notes, SEPA, the GEM Settlement Agreement, Merger Agreement and Certificate of Incorporation (as applicable).

3. The Warrant Shares will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act, (ii) such shares have been duly issued and delivered upon exercise of the Warrants and (iii) certificates representing such Warrant Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the exercise price therefor or, if any such Warrant Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Warrant Shares to the purchasers thereof against payment of the exercise price therefor, all in accordance with the terms of the respective Warrants and Warrant Agreement.

4. The Additional Roth Shares will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act, (ii) such shares have been duly issued and delivered pursuant to the Roth Agreements, and (iii) certificates representing such shares issued pursuant to the Additional Roth Shares have been duly executed, countersigned and registered and duly delivered to Roth, or if any such shares issued pursuant to the Roth Agreements are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares to Roth, all in accordance with the terms of the Roth Agreements.

With respect to each instrument or agreement referred to in, or otherwise relevant to, the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument and (ii) such Instrument has been duly authorized, executed and delivered by, and was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto; provided, that we make no assumption insofar as such assumption relates to the Company and is expressly covered by our opinions set forth herein.

Banzai International, Inc.

February 5, 2024

We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; or (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Conversion Shares and Warrant Shares: (i) such shares will be issued and sold as contemplated in the Registration Statement and the prospectus relating thereto; and (ii) the Certificate of Incorporation and the Bylaws, each as currently in effect, will not have been modified or amended and will be in full force and effect.

In rendering the opinion set forth in paragraphs (2), (3) and (4) above, we have assumed that at the time of conversion, exercise or issuance (as applicable) of the Notes, the Warrants and Additional Roth Shares (as applicable), there will be a sufficient number of shares of Class A Common Stock and Class B Common Stock, as applicable, authorized and then available for issuance under the Certificate of Incorporation as then in effect.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP